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                                                                    EXHIBIT 23.A

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-77603, 333-38004, 333-59870, 333-82412,
333-61536 and 333-105958), and Form S-8 (File Nos. 333-96959, 333-26813,
333-26831, 333-26823, 333-46519, 33-49956, 33-51851, 33-57553, 33-51853,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-52100,
333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of our report dated March 28, 2003, except as to the reclassification of the petroleum markets business as discontinued operations discussed in Note 10 as to which the date is September 12, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in the Current Report on Form 8-K dated September 23, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 23, 2003